As filed with the Securities and Exchange Commission on February 7, 2023

Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRANSDIGM GROUP INCORPORATED
(Exact name of registrant as specified on its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

41-2101738
(I.R.S. Employer Identification No.)

1301 East 9th Street, Suite 3000
Cleveland, Ohio 44114
(216) 706-2960
(Address, including zip code, and telephone number, including area code, of principal executive offices)

TransDigm Group Incorporated 2019 Stock Option Plan
(Full title of the plan)

Kevin Stein
President, Chief Executive Officer and Director
TransDigm Group Incorporated
1301 East 9th Street, Suite 3000
Cleveland, Ohio 44114
(216) 706-2960
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Suzanne K. Hanselman, Esq.
Baker & Hostetler LLP
127 Public Square, Suite 2000
Cleveland, Ohio 44114
(216) 621-0200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.			☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.
The information required by Item 1 is included in documents sent or given to participants in the TransDigm Group Incorporated 2019 Stock Option Plan (the “Plan”) covered by this Registration Statement on Form S-8 (this “Registration Statement”) pursuant to Rule 428(b) of the Securities Act of 1933 (the “Securities Act”).

Item 2.	Registrant Information and Employee Plan Annual Information.
The written statement required by Item 2 is included in documents sent or given to participants in the Plan covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents, which have been filed by TransDigm Group Incorporated (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:
(a)     the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the Commission on November 10, 2022;
(b)     the Company’s Current Report on Form 8-K, filed with the Commission on December 14, 2022;
(c)    the information incorporated by reference into Part III of the Company’s Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the Commission on January 27, 2023;
(d)     the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2022, filed with the Commission on February 7, 2023; and
(e)    the description of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) contained in Exhibit 4.19 to the Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the Commission on November 10, 2022 and any amendment or report subsequently filed for the purpose of updating such description.
All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the respective dates of filing of such documents; provided, however, that any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed to be “filed” with the Commission, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.	Indemnification of Directors and Officers.
The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, as amended, provides that, under certain circumstances, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe the person’s conduct was unlawful, except that no indemnification shall be made in respect of any claim, issue or matter by or in the right of the corporation to procure a judgment in its favor as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Company’s Amended and Restated Certificate of Incorporation limits the liability of the directors of the Company to the fullest extent permitted under Delaware corporate law. Specifically, the Company’s directors will not be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by a director, except for liability:
•for any breach of the director’s duty of loyalty to the Company or its stockholders;
•for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•under Section 174 of the Delaware General Corporation Law; or
•for any transaction from which a director derived an improper personal benefit.
If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
The Company’s Amended and Restated Certificate of Incorporation provides that the Company will, in certain situations, indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person made or threatened to be made a party to a proceeding by reason of that person’s former or present official capacity with the Company against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding. Directors of the Company are and certain other persons may be, subject in each case to certain limitations, entitled to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding upon providing an undertaking to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses.
In addition, the Company has entered into employment agreements with certain of its employees, which require it to, among other things and subject to specified exceptions:
•indemnify such employee to the full extent authorized or permitted by applicable law;
•maintain customary director and officer liability insurance policies for the benefit of such employee; and
•advance expenses incurred by such employee in connection with a threatened, pending or complete action relating to such employee’s service to the Company.
The Company maintains a directors’ and officers’ insurance policy that insures the officers and directors of the Company from claims arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company.

Item 8.	Exhibits.

Exhibit No.	Description	Filed Herewith or Incorporated by Reference From
4.1	Amended and Restated Certificate of Incorporation, filed March 14, 2006, of TransDigm Group Incorporated	Incorporated by reference to Amendment No. 3 to TransDigm Group Incorporated’s Form S-1 filed March 13, 2006 (File No. 333-130483)
4.2	Amended and Restated Bylaws of TransDigm Group Incorporated	Incorporated by reference to Amendment No. 3 to TransDigm Group Incorporated’s Form S-1 filed March 13, 2006 (File No. 333-130483)
4.3	First Amendment to Amended and Restated Bylaws of TransDigm Group Incorporated, dated April 28, 2011	Incorporated by reference to TransDigm Group Incorporated’s Form 8-K filed May 3, 2011 (File No. 001-32833)
4.4	Second Amended and Restated Certificate of Incorporation, filed April 28, 2014, of TransDigm Group Incorporated	Incorporated by reference to TransDigm Group Incorporated’s Form 8-K, filed April 28, 2014 (File No. 001-32833)
4.5	Third Amended and Restated Bylaws of TransDigm Group Incorporated	Incorporated by reference to TransDigm Group Incorporated’s Form 8-K, filed January 30, 2018 (File No. 001-32833)
5.1	Opinion of Baker & Hostetler LLP	Filed Herewith
10.1	TransDigm Group Incorporated 2019 Stock Option Plan*	Incorporated by reference to TransDigm Group Incorporated’s Form 8-K, filed October 4, 2019 (File No. 001-32833)
23.1	Consent of Independent Registered Public Accounting Firm	Filed Herewith
23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5.1 hereto)	Filed Herewith
24.1	Power of Attorney with respect to TransDigm Group Incorporated (included in the signature pages hereto)	Filed Herewith
107	Filing Fee Table	Filed Herewith

*	Indicates management contract or compensatory plan contract or arrangement.

Item 9.	Undertakings.
The Company hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)     to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
The Company further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6 above or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy, as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on February 7, 2023.

TRANSDIGM GROUP INCORPORATED
By:	/s/ Michael Lisman
Name:	Michael Lisman
Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY AND SIGNATURES
Each person whose signature appears below authorizes Kevin Stein, Michael Lisman and Jessica Warren, or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this Registration Statement and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Kevin Stein	President, Chief Executive Officer and Director (Principal Executive Officer)	February 7, 2023
Kevin Stein
/s/ Michael Lisman	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 7, 2023
Michael Lisman
/s/ Sarah Wynne	Chief Accounting Officer (Principal Accounting Officer)	February 7, 2023
Sarah Wynne
/s/ W. Nicholas Howley	Chairman	February 7, 2023
W. Nicholas Howley
/s/ David Barr	Director	February 7, 2023
David Barr
/s/ Jane Cronin	Director	February 7, 2023
Jane Cronin
/s/ Mervin Dunn	Director	February 7, 2023
Mervin Dunn
/s/ Michael Graff	Director	February 7, 2023
Michael Graff
/s/ Sean Hennessy	Director	February 7, 2023
Sean Hennessy
/s/ Gary E. McCullough	Director	February 7, 2023
Gary E. McCullough
/s/ Michele Santana	Director	February 7, 2023
Michele Santana
/s/ Robert Small	Director	February 7, 2023
Robert Small
/s/ John Staer	Director	February 7, 2023
John Staer